                                                                       EXHIBIT 7

================================================================================

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                            STERLING CHEMICALS, INC.,

                                       AND

                      RESURGENCE ASSET MANAGEMENT, L.L.C.,
  on behalf of itself and certain of its and its affiliates' funds and accounts

                          Dated as of December 19, 2002

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE 2. DEMAND REGISTRATION............................................     4

        SECTION 2.1       Request for Demand Registration.................     4

        SECTION 2.2       Notice of Demand Registrations..................     5

        SECTION 2.3       Priority on Demand Registrations................     5

ARTICLE 3.     SHELF REGISTRATION.........................................     6

        SECTION 3.1       Request for Shelf Registration..................     6

        SECTION 3.2       Notice of Shelf Registration....................     7

ARTICLE 4.     PIGGYBACK REGISTRATIONS....................................     7

        SECTION 4.1       Holder Piggyback Registration...................     7

        SECTION 4.2       Priority on Piggyback Registrations.............     8

ARTICLE 5.     STANDSTILL AND SUSPENSION PERIODS..........................     8

        SECTION 5.1       Company Standstill Period.......................     8

        SECTION 5.2       Suspension Period...............................     8

        SECTION 5.3       Holder Standstill Period........................     9

        SECTION 5.4       Limit on Other Registrations....................     9

ARTICLE 6.     REGISTRATION PROCEDURES....................................    10

        SECTION 6.1       Company Obligations.............................    10

        SECTION 6.2       Holder Obligations..............................    14

ARTICLE 7.     INDEMNIFICATION............................................    15

        SECTION 7.1       Indemnification by the Company..................    15

        SECTION 7.2       Indemnification by the Holders..................    16

        SECTION 7.3       Notice of Claims, Etc...........................    17

        SECTION 7.4       Contribution....................................    18

        SECTION 7.5       Indemnification Payments........................    18

        SECTION 7.6       Remedies........................................    18

ARTICLE 8.     EXPENSES...................................................    18

ARTICLE 9.     CURRENT PUBLIC INFORMATION.................................    19

ARTICLE 10.    SELECTION OF UNDERWRITERS..................................    19

ARTICLE 11.    MISCELLANEOUS..............................................    20

        SECTION 11.1      Term; Effect of Termination.....................    20

        SECTION 11.2      Notice Generally................................    20

        SECTION 11.3      Successors and Assigns..........................    21

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


        SECTION 11.4      Amendments and Waivers..........................    21

        SECTION 11.5      Severability....................................    21

        SECTION 11.6      Headings........................................    21

        SECTION 11.7      No Third Party Rights...........................    21

        SECTION 11.8      Governing Law...................................    22

        SECTION 11.9      Counterparts....................................    22

        SECTION 11.10     Entire Agreement................................    22

        SECTION 11.11     Specific Performance............................    22

        SECTION 11.12     Further Assurances..............................    22

        SECTION 11.13     Inconsistent Instructions.......................    22

        SECTION 11.14     Registration Rights to Others...................    22

        SECTION 11.15     Rules of Construction...........................    22

        SECTION 11.16     Interpretation..................................    22

            This REGISTRATION RIGHTS AGREEMENT ("this AGREEMENT"), dated as of December 19, 2002, by and among Sterling Chemicals, Inc., a Delaware corporation (the "COMPANY"), and Resurgence Asset Management, L.L.C., a Delaware limited liability company ("RAM"), on behalf of itself and certain of its and its affiliates' funds and accounts.

                              W I T N E S S E T H:

            WHEREAS, the Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Sterling Chemicals Holdings, Inc. and certain affiliated debtors, dated October 14, 2002 (the "PLAN"), with respect to the Company and certain of its Affiliates (collectively, the "DEBTORS") was confirmed by order, entered November 21, 2002, of the United States Bankruptcy Court for the Southern District of Texas, Houston Division, in Case 01-37805-H4-11; and

            WHEREAS, pursuant to the Plan, the Company will issue its common stock, par value $0.01 (the "COMMON STOCK"), warrants exercisable for Common Stock (the "WARRANTS") and preferred stock convertible into Common Stock (the "PREFERRED STOCK") in exchange for, or principally in exchange for, certain claims against the Debtors;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

      All capitalized terms used but not defined in this Agreement have the respective meanings assigned to such terms in the Plan. As used in this Agreement, the following capitalized terms (in their singular and plural forms, as applicable) have the following meanings:

      "ACTION" has the meaning assigned to such term in Section 7.3.

      "AFFILIATE", with respect to the Company or any other registrant under a Registration Statement, has the meaning assigned to such term in Rule 144(a)(1) of the Securities Act and, with respect to any Holder, means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Holder.

      "BUSINESS DAY" means any day which is not a day on which banking institutions in New York City, New York or Houston, Texas are authorized or obligated by law or executive order to close.

      "COMMISSION" means the United States Securities and Exchange Commission and any successor United States federal agency or governmental authority having similar powers.

      "COMMON STOCK" has the meaning assigned to such term in the recitals to this Agreement.

      "COMPANY STANDSTILL PERIOD" has the meaning assigned to such term in
Section 5.1.

      "COMPANY" has the meaning assigned to such terms in the recitals to this Agreement.

      "DEBTORS" has the meaning assigned to such term in the recitals to this Agreement.

      "DEMAND REGISTRATION" has the meaning assigned to such term in Section
2.1.

      "DEMAND REQUEST" has the meaning assigned to such term in Section 2.1.

      "EFFECTIVE DATE" has the meaning assigned to such term in the Plan (i.e. December 19, 2002).

      "EQUITY SHARES" means shares of Common Stock held by any Person assuming the exercise of all Warrants held by such Person and the conversion of all Preferred Stock held by such Person.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

      "HOLDER SHELF OFFERING" has the meaning assigned to such term in Section 3.2(a).

      "HOLDER" means RAM and its Affiliates, any Permitted Transferee and any Person which, together with its Affiliates, holds a number of Equity Shares equal to 5% or more of the number of the Equity Shares outstanding as of the Effective Date, provided, however, that at such time as any Holder, together with its Affiliates, shall cease to own an aggregate number of Equity Shares constituting Registrable Securities equal to at least 5% of the number of the Equity Shares outstanding as of the Effective Date, such Person shall cease to be a "Holder" for purposes hereof.

      "INSPECTORS" has the meaning assigned to such term in Section 6.1(n).

      "JOINING HOLDER" has the meaning assigned to such term in Section 2.2.

      "LOSS" has the meaning assigned to such term in Section 7.1.

      "MATERIAL ADVERSE EFFECT" has the meaning assigned to such term in Section 2.3.

      "MATERIAL DISCLOSURE EVENT" means, as of any date of determination, any pending or imminent event relating to the Company, which, in the determination of the Board of Directors of the Company upon advice of counsel (i) (A) requires disclosure of material, non-public information relating to such event in any registration statement so that such registration statement would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(B) requires disclosure of material, non-public information relating to such event in any Prospectus so that such Prospectus would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) if publicly disclosed at the time of such event, would have a material adverse effect on the business, financial condition or prospects of the Company and (ii) there exists a bona fide business reason for preserving confidentiality.

      "NASD RULES" means the Rules of the Association set forth in the NASD Manual.

      "NASD" means the National Association of Securities Dealers, Inc.

      "NASDAQ" means the Nasdaq Stock Market.

      "NOTICE AND QUESTIONNAIRE" means (i) in the case of any Shelf Registration Statement, a duly executed, written notice delivered to the Company containing the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to this Agreement, or (ii) in the case of any Registration Statement to which Article 2 or Article 4 applies, a duly executed, written notice delivered to the Company containing the information regarding the applicable Holder required to be included in such Registration Statement by the rules and regulations of the Commission and called for by the notice and questionnaire attached (or included with) the applicable Registration Notice or Piggyback Registration Notice, respectively, delivered to Holders.

      "PERMITTED TRANSFEREE" means (i) any Affiliate of RAM who acquires Registrable Securities from RAM or one or more other Affiliates of RAM and (ii) any other Person who, in one or more series of transactions acquires from RAM or one or more Affiliates of RAM, shares of Common Stock, Warrants and/or Preferred Stock constituting Registrable Securities equal to 5% or more of the Equity Shares then outstanding, and (iii) any Affiliate of any Person described in the foregoing clause (ii).

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PIGGYBACK REGISTRATION NOTICE" has the meaning assigned to such term in
Section 4.1.

      "PLAN" has the meaning assigned to such term in the recitals to this Agreement.

      "PREFERRED STOCK" has the meaning assigned to such term in the recitals to this Agreement.

      "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act to the extent such prospectus is deemed to be part of the registration statement when it became effective), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

      "RAM" has the meaning assigned to such term in the recitals of this Agreement.

      "RECORDS" has the meaning assigned to such term in Section 6.1(n).

      The terms "REGISTER" "REGISTERED" and "REGISTRATION" means a registration effected by preparing and filing with the Commission a registration statement on an appropriate form in compliance with the Securities Act, and the declaration or order of the Commission of the effectiveness of such registration statement under the Securities Act.

      "REGISTRABLE SECURITIES" means (x) the shares of Common Stock, Preferred Stock and Warrants issued to the initial Holders pursuant to (or in accordance with the Committed Common Shares Investment, the Committed Preferred Shares Investment or the Rights Offering as such terms are defined in and provided for under) the Plan or (y) any securities issued or issuable with respect to any Registrable Securities (i) by exercise of rights thereunder or by way of a like-kind stock dividend or a stock split or (ii) in connection with a combination, reorganization or reclassification of shares; provided, however, that such securities shall cease to constitute "Registrable Securities" for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the final Prospectus forming part of such registration statement, (ii) such securities are no longer outstanding, (iii) such securities are distributed in accordance with the provisions of Rule 144 under the Securities Act or (iv) such securities are no longer owned by a Holder.

      "REGISTRATION EXPENSES" has the meaning assigned to such term in Article
8.

      "REGISTRATION NOTICE" has the meaning assigned to such term in Section
2.2.

      "REGISTRATION STATEMENT" means any Company registration statement that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

      "REQUESTING HOLDER" has the meaning assigned to such term in Section 2.1.

      "REQUIRED FILING DATE" has the meaning assigned to such term in Section
2.1.

      "REQUIRED PERIOD" has the meaning assigned to such term in Section 6.1(b).

      "REQUISITE REQUESTING HOLDERS" means, with respect to any Demand Registration, Requesting Holder(s) owning a majority of the Registrable Securities to be included in such Demand Registration (assuming the exercise of all Warrants and the conversion of all shares of Preferred Stock into shares of Common Stock).

      "ROAD SHOW" has the meaning assigned to such term in Section 6.1(m).

      "SECURITIES ACT" means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder.

      "SHELF REQUEST" has the meaning assigned to such term in Section 3.1.

      "SHELF REGISTRATION STATEMENT" has the meaning assigned to such term in
Section 3.1.

      "SHELF REGISTRATION NOTICE" has the meaning assigned to such term in
Section 3.2.

      "SUSPENSION NOTICE" has the meaning assigned to such term in Section 5.2.

      "SUSPENSION PERIOD" has the meaning assigned to such term in Section 5.2.

      "WARRANTS" has the meaning assigned to such term in the recitals to this Agreement.

                         ARTICLE 2. DEMAND REGISTRATION

      SECTION 2.1 Request for Demand Registration. Subject to the provisions of this Agreement, beginning on the date 120 days after the Effective Date, RAM, on behalf of itself and/or one or more of its Affiliates, or any Permitted Transferee that is a Holder (each a "REQUESTING HOLDER"), at any time may deliver to the Company one or more written requests (each, a "DEMAND REQUEST") that the Company effect the registration under the Securities Act of the offer and sale of that number of Registrable Securities requested and owned, beneficially or of record, by the Requesting Holder(s) (a "DEMAND REGISTRATION"); provided, however, that the Company shall not be required to effect (i) more than two Demand Registrations in any 12-month period or (ii) any Demand Registration in which the Registrable Securities requested to be included in such registration (x) comprise less than the number of shares that could be sold without registration within a three-month period pursuant to the provisions of Rule 144(e)(1) or (y) have an aggregate fair market value of less than $20,000,000, as determined by reference to the closing price of the Registrable Securities on the date of delivery of such Demand Request on the principal national securities exchange on which the Registrable Securities are listed or, if not then listed on a national securities exchange, on the Nasdaq Stock Market or in the over the counter market. Subject to the provisions of this Agreement, within 60 days after receipt of a Demand Request (the "REQUIRED FILING DATE") the Company shall file a registration statement on such appropriate form under the Securities Act as shall be determined by the Company and reasonably acceptable to the Requisite Requesting Holders (such acceptance not to be unreasonably withheld) for the offer and sale of such Registrable Securities as may be requested in any such Demand Request together with any other Registrable Securities as may be requested to be included by Joining Holders pursuant to
Section 2.2. The Company shall use its reasonable best efforts to cause any such registration statement to be declared effective by the Commission as promptly as practicable after such filing but in any event not later than 150 days following the date of the applicable Demand Request; provided, however, that, at the request of Requisite Requesting Holders, and without the consent of any other Holder, the Company may delay or abandon the proposed offering or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related registration statement or other governmental approvals, registrations or qualifications. Unless the Requisite Requesting Holders otherwise elect, all Demand Registrations will be underwritten offerings.

      SECTION 2.2 Notice of Demand Registrations. If at any time the Company proposes to register Registrable Securities for the account of any Requesting Holder pursuant to Section 2.1, the Company shall give written notice of such proposed filing (a "REGISTRATION NOTICE") to all Holders as soon as practicable (but in no event later than the 10th Business Day after receipt by the Company of such Demand Request). Upon the written request of any such Holder received by the Company not later than the 15th Business Day after the date of a Registration Notice (each such Holder a "JOINING HOLDER"), to register, on the same terms and conditions as the securities otherwise being sold pursuant to such Demand Registration, the offer and sale of any of its applicable Registrable Securities, subject to Sections
2.3 and 6.2, the Company will cause such Registrable Securities to be registered in the registration statement proposed to be filed by the Company in respect of the offer and sale of such Demand Registration on the same terms and conditions as any similar securities included therein, all to the extent required to permit the sale or other disposition by each Holder of the Registrable Securities so registered.

      SECTION 2.3 Priority on Demand Registrations. Notwithstanding any term of this Article 2 to the contrary, if the Demand Registration contemplates only an underwritten offering, no securities to be sold for the account of any person or entity (including the Company) other than Requesting Holders or Joining Holders shall be included in such Demand Registration unless the lead underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price per security to be offered in, or success of, the offering (a "MATERIAL ADVERSE EFFECT"). Furthermore, in the event that the lead underwriter or underwriters of such an underwritten offering shall advise the Requesting Holders and Joining Holders in writing that, even after exclusion from such Demand Registration of all securities of Persons other than Requesting Holders and Joining Holders, the number of Registrable Securities proposed to be included in such Demand Registration is sufficiently large to cause a Material Adverse Effect, the amount of Registrable Securities to be included in such Demand Registration shall be reduced pro rata among the Joining Holders based on the ratio (x) the number of Equity Shares each such Joining Holder requests to be included in the Demand Registration bears to (y) the total number of Equity Shares all Joining Holders have requested to be included in the registration until the amount of Registrable Securities to be included in the Demand Registration will not, in the opinion of the lead underwriter or underwriters, cause a Material Adverse Effect. If after excluding all Registrable Securities the Joining Holders requested to be included in the Demand Registration, the lead underwriter or underwriters determine a further reduction in the amount of Registrable Securities to be included in the Demand Registration is necessary to avoid a Material Adverse Effect, then the number of Registrable Securities shall be further reduced on a pro rata basis among the Requesting Holders based on the ratio the number of Equity Shares each Requesting Holder has requested to be included in the Demand Registration bears to the total number of Equity Shares all Requesting Holders have requested to be included in the registration; provided, however, that if, as a result of such pro ration, any Holder shall not be entitled to include in a registration all Registrable Securities that such Holder has requested to be included, such Holder may elect to withdraw its request to include such Registrable Securities in such registration or may reduce the number requested to be included; provided further however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of any custody agreement entered into in connection with such underwriting agreement with respect to such registration and (ii) such withdrawal or reduction shall be irrevocable. Holders shall not be required to exercise Warrants or convert Preferred Stock to exercise the registration rights provided by this Agreement but shall take any reasonable action requested by the lead underwriter or underwriters in order to permit such exercise by the underwriters immediately after purchase from the Holders and before resale by the underwriters.

                          ARTICLE 3. SHELF REGISTRATION

      SECTION 3.1 Request for Shelf Registration. Beginning on the date 90 days after the Effective Date, a Requesting Holder at any time may deliver to the Company a written request (a "SHELF REQUEST") that the Company file a registration statement with the Commission, on such appropriate form under the Securities Act as shall be determined by the Company and reasonably acceptable to the Requisite Requesting Holders (such acceptance not to be unreasonably withheld), seeking to register the offer and sale of the Registrable Securities by the Holders thereof, other than in an underwritten offering, from time to time pursuant to Rule 415 under the Securities Act (a "SHELF REGISTRATION STATEMENT"). Subject to the provisions of this

Agreement, within 45 days after receipt of any such Shelf Request, the Company shall file a Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable and in any event on or before the earlier of (i) within 90 days after the date of filing in the event the Company is eligible to use Form S-3 for secondary offerings and (ii) within 120 days after the date of filing in the event the Company is not then so eligible. If the Commission notifies the Company that the Shelf Registration Statement will receive no action or review from the Commission, the Company will request that the Shelf Registration Statement become effective within five Business Days after receipt of such Commission notification. Upon the effectiveness under the Securities Act of the Shelf Registration Statement, the Company will (i) cause the Shelf Registration Statement to remain effective, and supplemented and amended as required by Section 6.1(b) hereof, throughout the Required Period and (ii) file post-effective amendments on Form S-3 to each Shelf Registration Statement, as soon as the Company is eligible to use Form S-3 for secondary offerings.

      SECTION 3.2 Notice of Shelf Registration. If at any time the Company proposes to register Registrable Securities for the account of Holders pursuant to Section 3.1, the Company shall give written notice of such proposed filing (the "SHELF REGISTRATION NOTICE") to all Holders as soon as practicable (but in no event later than the 10th Business Day after receipt by the Company of such Shelf Request). Upon the written request of any Holder received by the Company not later than the 15th Business Day after the date of a Shelf Registration Notice, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such Shelf Registration Statement, the offer and sale of all or any number of the Registrable Securities held by such Holder, then, subject to Section 6.2, the Company shall cause the offer and sale of such Registrable Securities to be registered in the proposed Shelf Registration Statement.

                       ARTICLE 4. PIGGYBACK REGISTRATIONS

      SECTION 4.1 Holder Piggyback Registration. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of any securities for the Company's own account or the account of any Person (other than RAM or its Affiliates) ("Other Person") (except pursuant to Section 2.1 or 3.1 or registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan), the Company shall give written notice of such proposed filing (a "PIGGYBACK REGISTRATION NOTICE") to the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date). Such notice shall specify the number of securities proposed to be registered thereby, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution of such securities and the proposed lead underwriters or underwriters (if any). Upon the written request of any Holder received by the Company no later than the 15th Business Day after the date of any Piggyback Registration Notice, to register, on the same terms and conditions as the securities otherwise being sold pursuant to such registration, the offer and sale of any of such Holder's Registrable Securities, the Company will use its reasonable best efforts to cause the offer and sale of such Registrable Securities to be included in the registration statement proposed to be filed by the Company on the same terms and conditions as any similar securities included therein, all to the extent required to permit the sale or other disposition by such Holder of such Registrable Securities so registered; provided, however, that the Company may, without the consent of any other Holder, delay or abandon the proposed offering in which any Holder had requested to participate or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related registration statement or other governmental approvals, registrations or qualifications in which event the Company shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration Notice.

      SECTION 4.2 Priority on Piggyback Registrations. If the securities requested to be included in a registration statement by any Holder pursuant to
Section 4.1 differ from the type of securities proposed to be included in a registered offering by the Company or Other Person and, if such offering is to be an underwritten one, the lead underwriter or underwriters advise the Company that due to such differences the inclusion of such securities would cause a Material Adverse Effect, then the Company may require the Holder to take any reasonable action in order to permit the underwriters to exercise any Warrants or convert any Preferred Stock proposed to be included immediately after purchase from the Holders and before resale by the underwriters. If the lead underwriter or underwriters advise the Company that the inclusion of such Registrable Securities would cause a Material Adverse Effect, then the number of Registrable Securities the Company will be obligated to include in such registration statement shall be reduced pro rata based on the ratio which the Equity Shares of each Holder requested to be included in such registration bears to the total number of Equity Shares requested to be included in such registration statement by all Holders who have requested that their securities be included in such registration statement until the amount of Registrable Securities to be included in the underwritten offering will not, in the opinion of the lead underwriter or underwriters, cause a Material Adverse Effect.

                  ARTICLE 5. STANDSTILL AND SUSPENSION PERIODS

      SECTION 5.1 Company Standstill Period. Without the prior written consent of the lead underwriter or underwriters in any underwritten offering, the Company shall not effect any public sale or distribution by the Company or permit the registration under the Securities Act of any public sale or distribution by any Other Person of any securities the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for any of the Company's securities the same as or similar to the Registrable Securities (except pursuant to registrations on Form S-4 or any successor form or on Form S-8 or any successor form relating solely to securities offered pursuant to any benefit plan), during the period beginning 14 days prior to the commencement of the public distribution of Registrable Securities in an underwritten offering pursuant to a registration statement to be filed to effect a Demand Registration by or on behalf of any Holder and ending on the earlier of (i) the end of such distribution as advised by the lead underwriter or underwriters and (ii) the 120th day after such commencement (the "COMPANY STANDSTILL PERIOD"), including that portion of such period following an underwritten distribution commenced during the Company Standstill Period that does not coincide with the Company Standstill Period.

      SECTION 5.2 Suspension Period. The Company may, by notice in writing to each Holder, suspend the Demand Registration rights of the Holders and/or require the Holders to suspend use of any resale Prospectus included in a Shelf Registration Statement for any period determined in good faith by the Company if there shall occur and be continuing a Material Disclosure Event (such period, a "SUSPENSION PERIOD"). Notwithstanding the foregoing, no

Suspension Period shall exceed 45 days in any one instance or be invoked by the Company more than twice in any 12-month period; provided, however, that each day during any Suspension Period shall only be counted once in determining the aggregate number of days in such Suspension Period notwithstanding the occurrence of multiple concurrent deferrals. Each Holder agrees that, upon receipt of notice from the Company of the occurrence of a Material Disclosure Event (a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statements or any public sale or distribution pursuant to Rule 144 of the Securities Act until the earlier of (i) the expiration of the Suspension Period and (ii) such Holder's receipt of a notice from such Company to the effect that such suspension has terminated. Any Suspension Notice shall be accompanied by a certificate of the Chief Executive Officer, the President, the Chief Financial Officer or General Counsel of the Company confirming the existence of the Material Disclosure Event. If so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice. In the event of a Suspension Notice, during the Suspension Period the Company shall use reasonable efforts, and promptly after such time as the related Material Disclosure Event no longer exists the Company shall take any and all actions necessary or desirable, to give effect to any Holders' rights under this Agreement that may be, or have been, affected by such notice, including the Holders' Demand Registration rights and rights with respect to any Shelf Registration Statement.

      SECTION 5.3 Holder Standstill Period.

            (a) Without the prior written consent of the Company, no Holder shall effect any disposition of Registrable Securities under the Shelf Registration Statement or any public sale or distribution pursuant to Rule 144 or deliver a Demand Notice during the period beginning 14 days prior to the commencement of the public distribution of securities of the Company the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Registrable Securities, in an underwritten offering by or on behalf of the Company and ending on the earlier of (i) the end of such distribution as advised by the lead underwriter or underwriters and (ii) the 60th day after such commencement.

            (b) Without the prior written consent of the lead underwriter or underwriters in any underwritten offering, no Holder shall effect any disposition of Registrable Securities under the Shelf Registration Statement or any public sale or distribution pursuant to Rule 144 during the period beginning 14 days prior to the commencement of the public distribution of securities of the Company the same as or similar to the Registrable Securities, or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Registrable Securities, in an underwritten offering by or on behalf any other Holder pursuant to a Demand Registration under Section 2.1 and ending on the first to occur of (i) the 60th day after such commencement and (ii) the end of such distribution.

      SECTION 5.4 Limit on Other Registrations. Each Holder agrees not to request the registration of, or cause the Company to register, any Registrable Securities pursuant to any registration statement under the Securities Act except pursuant to Sections 2.1 or 3.1 or (solely with respect to a registration statement filed for the account of the Company or any Person other than RAM or its Affiliates) Section 4.1.

                       ARTICLE 6. REGISTRATION PROCEDURES

      SECTION 6.1 Company Obligations. Whenever the Company is required pursuant to this Agreement to register Registrable Securities, it shall:

            (a) cause the related registration statement to include a Prospectus intended to permit each Holder to resell, at such Holder's election, all or any part of the Registrable Securities held by such Holder without restriction;

            (b) promptly and timely prepare and file with the Commission such amendments and post-effective amendments to any such registration statements as may be necessary to keep each such registration statement continuously effective (subject to any Suspension Periods) (i) with respect to the Shelf Registration Statements, for a period (the "REQUIRED PERIOD") ending on the date which is three years after the date on which such Shelf Registration Statement becomes effective with respect to the offer and sale of Registrable Securities plus the aggregate number of days in all applicable Suspension Periods and (ii) with respect to all other registration statements, for a period equal to the lesser of such period necessary for completion of the contemplated distribution and 120 days;

            (c) promptly and timely cause the Prospectuses to be supplemented by any required Prospectus supplement;

            (d) provide the Holders with a reasonable opportunity to review and comment on any registration statement (including the prospectus contained therein or any amendment or supplement thereto) to be filed pursuant to this Agreement prior to the filing thereof with the Commission, and shall make all changes thereto (including to any documents incorporated in the registration statement by reference or proposed to be filed after the initial filing of the registration statement) as any Holder may request in writing to the extent such changes are required by the Securities Act;

            (e) cause (i) any such registration statement and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement, (x) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the related Prospectus, (x) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (f) furnish to the Holders such number of conformed copies of such registration statement and of each such amendment thereto and, if requested, copies of all exhibits thereto, such number of copies of the Prospectus included in such registration statement

(including each preliminary and final Prospectus and each supplement thereto), and such number of the documents, if any, incorporated by reference in such registration statement or Prospectus, as each Holder reasonably may request;

            (g) use its reasonable best efforts (i) to register or qualify the offer and sale of Registrable Securities covered by such registration statement under such securities or "blue sky" laws of the states of the United States as each Holder reasonably shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to do any and all other acts and things that may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction and (ii) to obtain all other approvals, consents, exemptions or authorization from securities regulatory authorities or government agencies as may be necessary to enable such Holders to consummate the disposition of the Registrable Securities;

            (h) immediately notify the Holders, at any time when a Prospectus or Prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the occurrence of any event as a result of which, the Prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission requires amendment of the registration statement or supplementing of the Prospectus, and, at the request of the Holders, prepare and furnish to the Holders a reasonable number of copies of a supplement to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, each Holder agrees that it will not sell any Registrable Securities pursuant to such registration statement of the Company's notice that such Company is preparing and filing with the Commission a supplement to or an amendment of such Prospectus or registration statement until such time as such amendment or supplement has been filed; provided further, however, that the Company shall use its reasonable best efforts to prepare and make effective such supplemental amendment;

            (i) comply in all material respects with all applicable rules and regulations of the Commission, and make available to holders of its securities, as soon as reasonably practicable, but in any event not later than 18 months after (i) the effective date (as defined in Rule 158(c) under the Securities
Act) of such registration statement, (ii) the effective date of each post-effective amendment to such registration statement and (iii) the date of such filing by the Company with the Commission of an annual report or Form 10-K, whether or not such Form 10-K is required to be incorporated by reference in such registration statement, an earnings statement of such Company and its subsidiaries which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of such Company, Rule 158);

            (j) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; it being hereby agreed that the Holders shall furnish to such Company such information regarding the Holders and the plan and method of distribution of Registrable Securities intended by the Holders as such Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith;

            (k) notify the Holders and the lead underwriter or underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus, Prospectus supplement or post-effective amendment related to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement or related Prospectus, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (l) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

            (m) enter into customary agreements (including underwriting agreements in customary form, which shall include "lock-up" obligations as may be requested by the lead underwriter or underwriters, not to exceed 120 days in duration, but excluding shares that may be issued pursuant to benefit plans or in connection with mergers or acquisitions) and take such other actions (including using its reasonable efforts to make domestic road show presentations (it being agreed that such presentations by officers of the Company not exceeding an aggregate of 20 days in duration during any 12-month period for all Demand Registrations and the Shelf Registration Statement shall be reasonable) and otherwise engaging in such reasonable marketing support in connection with any underwritten offering (a "ROAD SHOW")) as are reasonably requested by the Requisite Requesting Holders in order to expedite or facilitate the sale or disposition of any Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering, make such representations and warranties to the Holders of such Registrable Securities and the underwriter or underwriters, if any, in form and substance and scope as are customarily made in connection with such offerings of equity securities. The Requisite Requesting Holders shall consult with the Company with respect to the nature and extent of any Road Show and the expenses to be incurred in connection with any Road Show.

            (n) make available for inspection by each Holder, any underwriter participating in any disposition pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or any such underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of, and independent accountants and counsel to, the Company to supply all information reasonably requested by any such Inspector in connection with such registration, provided, however, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business, (ii) Records and information obtained hereunder shall be used by such Inspectors only to exercise their due diligence responsibility and (iii) Records or information furnished or made available hereunder shall be kept confidential and shall not be disclosed by such Holder, underwriter or Inspectors unless (A) the disclosure of such Records or information is necessary so that (1) any Prospectus would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (2) any Registration Statement would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or a third party or (C) such Records or information otherwise become available to the public other than through disclosure by such Holder, underwriter or Inspector in breach hereof or by any person in breach of any other confidentiality arrangement;

            (o) furnish to each Holder and to each underwriter, if any, a signed counterpart, addressed to such Holder or such underwriter, if any, of (i) an opinion or opinions of counsel to the Company dated the effective date of such registration statement (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the appointed representative of or counsel to the Requisite Requesting Holders) covering the matters customarily covered in opinions requested in such offerings of equity or debt securities and such other matters as may be reasonably requested by such representative or counsel and (ii) unless otherwise precluded under applicable accounting rules, a "comfort" letter or "comfort" letters from the Company's independent public accountants who have certified the Company's financial statements included in such registration statement, in customary form and covering such matters of the type customarily covered by "comfort" letters in relation to such offerings and as such Holder or the lead underwriter or underwriters reasonably request;

            (p) file all such information, documents and other reports required to be filed by Section 13 or 15(d) of the Exchange Act and applicable to a U.S. company subject to such sections, within such time limits and periods provided therefore notwithstanding that the Company may not be required to remain subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act;

            (q) keep a single representative of the sellers of each class of Registrable Securities (appointed by the Holders of a majority of the respective classes of Registrable Securities in the registration) advised as to the initiation and progress of any registration hereunder;

            (r) in connection with any registration hereunder, provide officers' certificates and other customary closing documents in form and scope customary for such offerings;

            (s) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters' counsel in connection with any filings required to be made with the NASD;

            (t) with respect to an underwritten offering of Registrable Securities, use its reasonable best efforts to cause all such securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use its reasonable best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq, as directed by the Holders thereof, and, if listed on Nasdaq, use its reasonable best efforts to (A) secure designation of all such Registrable Securities as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act and (B) cause such Registrable Securities to be listed on the Nasdaq National Market or, failing that, to secure Nasdaq authorization for such Registrable Securities;

            (u) in the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Section 2720(b) of the NASD Rules) of the Company or has a "conflict of interest" (as determined by Section 2720(b)(7) of the NASD Rules) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) of any Registrable Securities, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Section 2720(b)(15) of the NASD Rules) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter, to the extent of the indemnification of underwriters provided in Section 7 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD; and

            (v) use its reasonable best efforts to take all other action necessary to effect the registration of the Registrable Securities contemplated hereby.

      SECTION 6.2 Holder Obligations. As a condition to the inclusion of Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to:

            (a) provide the Company a Notice and Questionnaire prior to the date of the filing of the applicable registration statement with the Commission;

            (b) furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended plan of distribution of such

Registrable Securities as the Company may from time to time reasonably request in writing in connection with any registration;

            (c) maintain as confidential all information obtained by it or by its Inspectors and not use any such information as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public; and

            (d) make such representations and warranties to the underwriter or underwriters, in form and substance and scope as are customarily made in connection with such offerings of equity securities and execute an underwriting agreement with such underwriter or underwriters containing terms and conditions customary for such offerings of equity.

            (e) use all reasonable efforts, prior to making any disclosure allowed by Section 6.1(n)(iii)(A) or (B), to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement or ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or otherwise required by law. Such Holder further agrees that it will, upon learning that disclosure of such Records or information is sought by a court or governmental authority or otherwise required by law, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records or information deemed confidential.

                           ARTICLE 7. INDEMNIFICATION

      SECTION 7.1 Indemnification by the Company. (a) Subject to the terms and conditions of this Article, the Company shall indemnify and hold harmless (i) each Holder, its Affiliates and any Permitted Transferee, including their respective directors, officers, employees, advisers, agents, administrators and successors and assigns with respect to any registration statement filed pursuant to this Agreement, (ii) any underwriter or selling agent selected by the Holders or other securities professional, if any, which facilitates the disposition of the Registrable Securities with respect to such Registrable Securities and (iii) each person who controls the Holder or Affiliate thereof or such underwriter, selling agent or securities professional, including their respective directors, officers, employees, advisers, agents, administrators and successors and assigns, and any underwriter or selling agent, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses (each a "LOSS" and collectively "LOSSES"), joint or several, to which the Holder or any such persons may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, or any amendments or supplements thereto, in which such Registrable Securities are to be or were included for registration under the Securities Act, or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements in such Registration Statement, amendment or supplement, not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of the registration statement, any final Prospectus (as supplemented, if the Company shall have filed with the Commission any supplement thereto) if used during the period in which the Company is required to keep the registration statement to which such Prospectus relates current and otherwise in compliance with Section 10(a) of the Securities Act, or any omission or alleged omission to state a material fact required to be stated or necessary to the make statements in such preliminary Prospectus or final Prospectus, in the light of the circumstances under which such statements were made, not misleading or (C) any material violation or alleged material violation of the Securities Act, the Exchange Act, the rules and regulations as promulgated of the Securities Act and the Exchange Act, and state securities laws; provided, however, that the Company shall not be liable to any Person and shall have no obligation to provide any indemnification hereunder to the extent any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary Prospectus or final Prospectus, as the case may be, in reliance upon and in conformity with written information furnished to the Company by a Person seeking such indemnification or on such Person's behalf specifically for inclusion in such registration statement. The indemnity provided in this Section 7.1 shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such other persons and shall survive the transfer of the Registrable Securities by the Holder or any such other persons. Notwithstanding anything provided herein to the contrary, (i) the Company shall not be liable in any such case to the extent that any such losses, claims, damages, liabilities or expenses arise out of or is based upon an untrue statement or omission made in any preliminary prospectus if (x) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities, (y) the Prospectus would have completely corrected such untrue statement or omission and (z) the Company delivered a copy of such Prospectus to such Holder prior to such written confirmation of sale; and (ii) the Company shall not be liable in any such case to the extent that any such losses, claims, damages, liabilities or expenses arise out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter sells Registrable Securities pursuant to the Registration Statement and fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the Person asserting such Damages who purchased such Registrable Security from such Holder after such Holder's receipt of such Prospectus as so amended or supplemented by or on behalf of the Company.

      SECTION 7.2 Indemnification by the Holders. Each Holder shall severally, and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7.1 hereof) the Company, each director, officer and employee of the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the Company's investment advisers and agents, and each of their respective heirs, executors, administrators and successors and assigns, against any Losses to which such Person may become subject under the Securities Act or otherwise, to the extent that such Losses (or related actions or proceedings) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from any registration statement filed by the Company pursuant to this Agreement, any preliminary Prospectus or any final Prospectus included in such registration statement, or any amendment or supplement to such registration statement or Prospectus, as the case may be, of a material fact if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or any of its representatives by such Holder or such other persons, if any, who control the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or on the Holder's behalf, specifically for inclusion in such registration statement, preliminary Prospectus or final Prospectus, as the case may be; provided, such Holder's aggregate liability under this Agreement (including Section 7.4) shall be limited to an amount equal to the net proceeds (after deducting the underwriters' discount and the expenses incurred in connection with the applicable offering) received by the Holder from the sale of the securities effected pursuant to such registration.

      SECTION 7.3 Notice of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (an "ACTION") involving a claim referred to in Sections 7.1 and 7.2 hereof, such indemnified party shall, if indemnification is sought against an indemnifying party, give written notice to the indemnifying party of the commencement of such Action; provided, however, that the failure of any indemnified party to give said notice shall not relieve the indemnifying party of its obligations under Sections 7.1 or 7.2 hereof, as the case may be, except to the extent that the indemnifying party is actually and materially prejudiced by such failure. In case an Action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party, (ii) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such Action, within a reasonable time after notice of the commencement thereof or (iii) such indemnified party reasonably shall have concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or otherwise shall be applicable, then the fees and expenses of one counsel (or firm of counsel) for the indemnified party shall be borne by the indemnifying party. Anything in this Section 7.3 to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action effected without its prior written consent (which consent in the case of an action exclusively seeking monetary relief shall not unreasonably be withheld or delayed), but if settled with the prior written consent of the indemnifying party, or if there be a final judgment adverse to the indemnified party, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of the indemnified party from all liability in respect of such claim or litigation or which, notwithstanding such unconditional release, constitutes an admission of fault or liability by such indemnified party.

      SECTION 7.4 Contribution. If the indemnification provided for in this
Article 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Losses which amount shall include, without limitation, the legal fees and other expenses incurred by such indemnified party in connection with the investigation and defense in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the Indemnified Holders to be indemnified pursuant to this Article 7, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission or alleged untrue statement or omission giving rise to such indemnification obligation. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this
Section 7.4 were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

      SECTION 7.5 Indemnification Payments. Periodic payments of amounts required to be paid pursuant to this Article 7 shall be made during the course of the investigation or defense, as and when reasonably itemized bills therefor are delivered to the indemnifying party in respect of any particular Loss as incurred.

      SECTION 7.6 Remedies. The remedies provided in this Article 7 are not exclusive and should not limit any right or remedies that may otherwise be available to an indemnified party at law or in equity.

                              ARTICLE 8. EXPENSES

      The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of the Registrable Securities for offering and sale under the state securities and "blue sky" laws and determination of their eligibility for investment under the laws of such United States jurisdictions as the Holders or underwriters, if any, of such Registrable Securities may designate, including reasonable fees and disbursements, if any, of counsel for the selling holders or underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities for delivery and the expenses of printing or producing any underwriting agreement(s), agreement(s) among underwriters and "blue sky" or legal investment memoranda, any selling agreements and all other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of (including certificates representing the Registrable Securities), (d) the Company's messenger, telephone and delivery expenses, (e) fees and expenses of any transfer agent and registrar with respect to the Registrable Securities and any escrow agent, custodian, administrative agent or security agent, (f) internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses of any "qualified independent underwriter" required by the NASD Rules in connection with any underwriting arrangements, (i) fees, disbursements and expenses of one counsel for the Holders of Registrable Securities retained in connection with such registration, as selected by the Requisite Requesting Holders, (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration,
(k) all fees and expenses incurred in connection with the qualification of the Registrable Securities for quotation on The Nasdaq National Market, or the listing of such shares on any securities exchange, (l) all expenses of the Company (but not of any underwriter) reasonably incurred in connection with any Road Show and (m) all expenses in connection with the performance of the Company of its obligations under Section 6.1 (collectively, the "REGISTRATION EXPENSES"). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

                     ARTICLE 9. CURRENT PUBLIC INFORMATION

      The Company shall use its reasonable best efforts to timely file all reports required to be filed by it under the Securities Act and the Exchange Act and shall at all times comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder to sell Registrable Securities without registration under the Securities Act pursuant to the resale provisions of Rule 144 of the Securities Act (or any similar rule or regulation). Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, upon such Holder's compliance with the applicable provisions of Rule 144 of the Securities Act, will take such action as may be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Registrable Securities properly requested by such Holder, in accordance with the terms and conditions of Rule 144 of the Securities Act.

                     ARTICLE 10. SELECTION OF UNDERWRITERS

            With respect to any offering of Registrable Securities in the form of an underwritten offering, the Company shall select one or more investment banking firms of national standing to be lead underwriter for the offering, which shall be reasonably acceptable to the Requisite Requesting Holders.

                           ARTICLE 11. MISCELLANEOUS

      SECTION 11.1 Term; Effect of Termination. The rights and obligations under this Agreement of a Holder shall terminate with respect to such Holder (but not with respect to a Permitted Transferee of such Holder) at such time as such Holder ceases to own any Registrable Securities. The rights and obligations of the Company under this Agreement shall terminate at such time as the rights of all Holders have terminated. Upon the termination of a party's rights and obligations under this Agreement, this Agreement shall terminate and have no further effect with respect to such party; provided, however, that the provisions of Article 7, the rights and obligations of the parties with respect to the breach of any provision hereof prior to such termination and any and all accrued rights and obligations as of the date of such termination shall survive the termination of this Agreement with respect to any party.

      SECTION 11.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed sufficiently given or made if in writing and signed by the party making the same, and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy confirmation receipt, addressed, if to any Holder (other than RAM), at the address provided in writing to the Company by such Holder; and

if to the Company:

               Sterling Chemicals, Inc.
               1200 Smith Street, Suite 1900
               Houston, Texas 77002
               Attention: General Counsel
               Telecopy Number: (713) 654-9577

with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York 10036-6522
               Attention:  Alan G. Straus
               Telecopy Number:  (212) 735-2000

If to RAM, to:

               Resurgence Asset Management, L.L.C.
               10 New King Street
               White Plains, New York 10604
               Attention:  Marc Kirschner
               Telecopy Number:  (914) 683-3610
with a copy to:

               Weil, Gotshal & Manges LLP
               700 Louisiana, Suite 1600
               Houston, Texas 77002-2784
               Attention:  Alfredo Perez
               Telecopy Number:  (713) 224-9511

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy confirmation receipt or three Business Days after the same shall have been deposited in the United States mail (by registered or certified mail, return receipt requested, postage prepaid), whichever is earlier.

      SECTION 11.3 Successors and Assigns. The rights and benefits of Holders under this Agreement may not be assigned by any Holder (except that the rights and benefits under this Agreement may be assigned by a Holder to a Permitted Transferee, whereupon such Permitted Transferee shall be deemed to be a Holder for all purposes of this Agreement) without the prior written consent of the Company. Upon any such permitted assignment, the assignee shall execute a joinder agreement in form and substance satisfactory to the company, whereupon such assignee shall be deemed to be a party to this Agreement for all purposes. This Agreement shall be binding on all successors to the Company and the Holders.

      SECTION 11.4 Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holders of at least a majority of the Equity Shares that are Registrable Securities at the time outstanding; provided, however, that no amendments may be made to the definition of "Holder" or to Sections 7.1, 11.2 or 11.3, without the prior written consent of all Holders of Registrable Securities. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 11.3, whether or not any notice, writing or marking indicating such amendment or wavier appears on such Registrable Securities or is delivered to such Holder.

      SECTION 11.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      SECTION 11.6 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

      SECTION 11.7 No Third Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other Person other than the Company, the Holders and those Persons entitled to indemnification hereunder, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

      SECTION 11.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

      SECTION 11.9 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      SECTION 11.10 Entire Agreement. This Agreement embodies the entire agreement and understanding among the Company and the Holders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

      SECTION 11.11 Specific Performance. The parties hereto acknowledge and agree that the Holders would not have adequate remedies at law and would be irreparably harmed if any of the provisions of this Agreement were not performed by the Company in accordance with the specific terms hereof or were otherwise breached, and that, in such case, it would be impossible to measure in money the damages to such Holders. It is accordingly agreed that the Holders shall be entitled to injunctive relief or the enforcement of other equitable remedies, without bond or other security, to compel performance and to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

      SECTION 11.12 Further Assurances. The Company shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

      SECTION 11.13 Inconsistent Instructions. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

      SECTION 11.14 Registration Rights to Others. Noting herein shall prohibit or limit the Company from entering into an agreement providing holders of securities which may hereafter be issued by the Company with such registration rights exercisable at such time or times and in such manner as the Board of Directors of the Company shall deem in the best interests of the Company so long as the performance by the Company of its obligations under such other agreement will not cause the Company to breach its obligations to the Holders hereunder.

      SECTION 11.15 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

      SECTION 11.16 Interpretation. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement should be construed in favor of or against any one party.

                           [Signature Pages to Follow]

      IN, WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered as of the date first above written.

                  STERLING CHEMICALS, INC.

                  By:       /s/ R. K. CRUMP
                     ---------------------------------------------------------
                         Name:  R. K. Crump
                         Title: Co-Chief Executive Officer


                  RESURGENCE ASSET MANAGEMENT, L.L.C., on behalf of itself and certain of its and its affiliates' funds and accounts

                  By:       /s/ JAMES B. RUBIN
                     ---------------------------------------------------------
                         Name:  James B. Rubin
                         Title: Co-Chairman & Chief Investment Officer